       As filed with the Securities and Exchange Commission on January 19, 2000
                                                     Registration No. 333-

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              HYBRID NETWORKS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                          77-02520931
  (State or Other Jurisdiction                             (I.R.S. Employer
of Incorporation or Organization)                         Identification No.)
                            6409 GUADALUPE MINES ROAD
                             SAN JOSE, CA 95120-5000
          (Address of Principal Executive Offices, including Zip Code)

                             1999 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 JAMES R. FLACH
                             CHIEF EXECUTIVE OFFICER
                              HYBRID NETWORKS, INC.
                            6409 GUADALUPE MINES ROAD
                             SAN JOSE, CA 95120-5000
                                 (408) 323-6255
            (Name, Address and Telephone Number of Agent For Service)

                                   COPIES TO:

                               Edwin N. Lowe, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                               Palo Alto, CA 94306

                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------
                                              AMOUNT         PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
                                              TO BE         OFFERING PRICE PER     AGGREGATE OFFERING     REGISTRATION
 TITLE OF SECURITIES TO BE REGISTERED       REGISTERED             SHARE                  PRICE               FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value              1,467,042 (1)       $ 16,625           $ 24,389,573.25 (2)     $ 6,438.84
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value              1,032,958 (3)       $  3.83 (4)        $  3,956,229.14 (4)     $ 1,044.44
------------------------------------------------------------------------------------------------------------------------
TOTAL                                       2,500,000 (5)       $ 11.33            $ 28,345,802.39         $ 7,483.28
------------------------------------------------------------------------------------------------------------------------

(1) Represents 1,467,042 shares available for grant as of January 3, 2000 under the 1999 Stock Option Plan.

(2) Estimated as of January 14, 2000 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

(3) Represents 1,032,958 shares subject to outstanding options as of January 3, 2000 under the 1999 Stock Option Plan.

(4) Weighted average per share exercise price for such outstanding options pursuant to Rule 457(h)(1).

(5) Represents 2,500,000 additional shares authorized and reserved for issuance under the 1999 Stock Option Plan, as approved by the Registrant's Board of Directors on August 10, 1999 (as to 1,000,000 shares) and October 7, 1999 (as to 1,500,000 shares).

                              HYBRID NETWORKS, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION OF PREVIOUS REGISTRATION STATEMENT

         Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission solely to register an additional 2,500,000 shares under the Hybrid Networks, Inc. 1999 Stock Option Plan. Such increase in shares reserved under the 1999 Stock Option Plan was approved by the Registrant's board of directors on August 10, 1999 (as to 1,000,000 shares) and October 7, 1999 (as to 1,500,000 shares). Pursuant to Instruction I, the contents of the Registrant's Registration Statement on Form S-8, Registration No. 333-82659, are hereby incorporated by reference.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's annual report on Form 10-K for the year ended December 31, 1998, that contains audited financial statements of the Registrant for the years ended December 31, 1998, 1997 and 1996.

         (b) The Registrant's quarterly report on Form 10-Q for the nine months ended September 30, 1999.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under
              Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 8.       EXHIBITS.


   EXHIBIT
   NUMBER                        EXHIBIT TITLE
--------------    --------------------------------------------------------------
    4.01        Form of Registrant's Amended and Restated Certificate of
                Incorporation (incorporated herein by reference to Exhibit 3.03 of the Registrant's Registration Statement on Form S-1,
                Registration No. 333-36001 originally filed with the Commission on September 19, 1997, as subsequently amended (the "Form
                S-1")).

    4.02 Form of Registrant's Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.05 of the Form S-1).

    4.03        Registrant's 1999 Stock Option Plan.

    5.01        Opinion of Fenwick & West LLP.

    23.01       Consent of Fenwick & West LLP (included in Exhibit 5.01).


    23.02       Consent of Independent Auditors.

    23.03       Consent of Independent Accountants.

    24.01       Power of Attorney (see page 4).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 18th day of January, 2000.

                                            HYBRID NETWORKS, INC.

                                            By:  /s/  James Flach
                                                 ------------------------------
                                                 James Flach
                                                 Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints James Flach and Thara Edson, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                                     Title                              Date
                 ---------                                     -----                              ----
PRINCIPAL EXECUTIVE OFFICER:

/s/  James Flach
----------------------------------
James Flach                                           Chief Executive Officer                January 18, 2000

PRINCIPAL FINANCIAL AND ACCOUNTING
OFFICER:

/s/ Thara Edson                                  Vice President, Finance and Chief
----------------------------------
Thara Edson                                              Financial Officer                   January 18, 2000

DIRECTORS

/s/  James R. Flach
----------------------------------
James R. Flach                                               Director                        January 18, 2000

/s/  Timothy S. Sutton
----------------------------------
Timothy S. Sutton                                            Director                        January 18, 2000

/s/  Gary M. Lauder
----------------------------------
Gary M. Lauder                                               Director                        January 18, 2000

/s/  Theodore H. Schell
----------------------------------
Theodore H. Schell                                           Director                        January 18, 2000

/s/  Carl S. Ledbetter
----------------------------------
Carl S. Ledbetter                                            Director                        January 18, 2000

                                  EXHIBIT INDEX


   EXHIBIT
   NUMBER                               EXHIBIT TITLE
--------------    --------------------------------------------------------------
    4.01          Form of Registrant's Amended and Restated Certificate of
                  Incorporation (incorporated herein by reference to Exhibit
                  3.03 of the Registrant's Registration Statement on Form S-1,
                  Registration No. 333-36001 originally filed with the
                  Commission on September 19, 1997, as subsequently amended
                  (the "Form S-1")).

    4.02 Form of Registrant's Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.05 of the Form S-1).

    4.03          Registrant's 1999 Stock Option Plan.

    5.01          Opinion of Fenwick & West LLP.

    23.01         Consent of Fenwick & West LLP (included in Exhibit 5.01).

    23.02         Consent of Independent Auditors.

    23.03         Consent of Independent Accountants

    24.01         Power of Attorney (see page 4).